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                                                                     Exhibit 5.1

(BELDEN LOGO)                   7701 Forsyth Boulevard      PHONE: 314.854.8000
SENDING ALL THE RIGHT SIGNALS   Suite 800                   Fax: 314.854.8003
                                St. Louis, Missouri 63105   www.Belden.com

October 24, 2006

Securities and Exchange Commission
Judiciary Plaza Office Building
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration on Form S-8 of Belden CDT Inc. with respect to Belden CDT Inc.'s Executive Employment Agreement with John Stroup

Ladies and Gentlemen:

I am Vice President, Secretary and General Counsel of Belden CDT Inc., a Delaware corporation (the "Company"), and am familiar with the registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the registration of 351,580 shares of the Company's common stock, $.01 par value (the "Shares"), issuable pursuant to Belden CDT Inc.'s Executive Employment Agreement with John Stroup (the "Agreement"). I have examined such certificates, documents and records of the Company and have made such other investigations as I have deemed necessary in order to render the opinion set forth below.

Based upon the foregoing and having regard to legal considerations that I deem relevant, it is my opinion that the Shares (which may be issued in the future pursuant to the Agreement, when issued and sold in accordance with the terms of the Agreement) will be legally issued, fully paid and nonassessable.

I consent to the use of my name in such registration statement and also to the filing of this opinion as an exhibit to the registration statement.

This opinion shall be limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,


/s/ Kevin L. Bloomfield
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Kevin L. Bloomfield
Vice President, Secretary and
General Counsel